EXHIBIT 23.1.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-114652, 333-114653 and 333-115407) and Form S-8 (Nos. 33-95546, 33-95548, 33-95550, 333-02560, 333-82393, 333-82411, 333-46680 and 333-75774) of GrafTech International Ltd. of our report dated March 14, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, PA
March 14, 2005